Pricing Supplement No.             a05-1103
	Pricing Supplement Dated:          November 3, 2005
	Rule 424(b)(3)
	File No.                           333-122925, 333-122925-01

	(To Prospectus Supplement Dated June 1, 2005
	and Prospectus Dated May 3, 2005)

	$10,000,000,000
	Citigroup Funding Inc.
	Medium-Term Senior Notes, Series A
	Due Nine Months or More From Date of Issue
	Fully and Unconditionally Guaranteed by Citigroup Inc.

	Trade Date:                        November 3, 2005
	Issue Date:                        November 18, 2005
	Settlement Date:                   November 18, 2005
	Following Business Day Convention

	Form of Note:                      Global/Book-Entry Only
	Calculation Agent:                 Citibank
	Minimum Denominations/Increments:  $1,000

	Purchasing Agent: Citigroup, acting as principal

	--------------------------------------------------------------

	CUSIP:                             1730T0AB5
	Aggregate Principal Amount:        USD 50,000,000.00
	Price to Public:                   100%
	Concession:                        0.0000%
	Net Proceeds to Issuer:            USD 50,000,000.00
	Interest Rate (per annum):         6.0000%
	Coupon Type:                       FIXED
	Interest Payment Frequency:        Semiannual
	First Interest Payment Date:       May 18, 2006
	Maturity Date:                     November 18, 2017
	Product Ranking:                   Senior Unsecured
	Survivor's Option:                 No

	Redemption Information:            Subject to redemption
	at the option of Citigroup Funding Inc., in whole or in part, on Interest Payment Dates, beginning November 18, 2007, at a redemption price equal to 100% of the principal amount of the note plus accrued interest thereon, if any, upon prior notice to DTC's nominee as holder of the note, and to the Trustee, as described in the Prospectus Supplement.